Exhibit 99.1
UTi WORLDWIDE REPORTS FISCAL 2010
FIRST QUARTER RESULTS
— Weak Freight and Logistics Volumes Continue to Weigh on Results –
— Cost Reduction Measures on Target —
     Long Beach, Calif., June 4, 2009 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2010 first quarter ended April 30, 2009. Results in the fiscal 2010 first quarter were adversely impacted by continued weak freight and logistics volumes, partially offset by lower transportation and operating costs.
Fiscal First Quarter 2010 vs. 2009 Results:
▪	Revenues decreased 35 percent to $768.4 million from $1,184.5 million.

▪	Net revenues (revenues minus purchased transportation costs) decreased 21 percent to $309.5 million from $389.5 million.

▪	Operating income decreased 25 percent to $17.9 million from $23.7 million.

▪	Net income attributable to UTi Worldwide Inc. was $9.8 million, or $0.10 per diluted share, compared to net income of $13.5 million, or $0.13 per diluted share.
     Eric W. Kirchner, chief executive officer, said, “Results in the first quarter continued to be impacted by the macroeconomic conditions and lower than expected transportation and logistics volumes. Purchased transportation costs also decreased, mitigating to some extent the volume deterioration. We continued to respond to the volume declines by reducing our operating costs, although these reductions did not fully offset the decrease in net revenue. We are intensifying our sales efforts to improve revenue growth, particularly in freight forwarding, without sacrificing profitability. These efforts may take some time, but we remain fully committed to our goal of achieving long-term growth and margin improvement.”
     The decrease in revenues in the 2010 fiscal first quarter compared to the prior-year first quarter was due to the significant decline in forwarding and logistics volumes, currency fluctuations, and the exiting of businesses last year through the company’s earlier cost reduction plan. On an organic, constant currency basis, adjusted net revenue declined six percent in the 2010 first quarter compared to the first quarter a year ago.
     Operating expenses in the first quarter of fiscal 2010, excluding purchased transportation costs, were $291.7 million, representing a decrease of 20 percent compared to operating expenses in the same period last year. The decrease reflects lower costs associated with the declining volumes, currency fluctuations, and benefits achieved through cost reduction efforts, including the closure of certain operations in the last fiscal year. Included in operating expenses in the fiscal 2010 first quarter were restructuring costs of $1.2 million and severance and other charges of $5.2 million, offset by a $6.3 million gain on the sale of a property in South Africa.

Operating expenses in last year’s first quarter included restructuring charges of $6.0 million related to the company’s cost reduction plan.
     The company reported operating income in the fiscal 2010 first quarter of $17.9 million, which represented 5.8 percent of net revenues. This compares to operating income in the year-ago first quarter of $23.7 million, or 6.1 percent of net revenues.
Investor Conference Call:
     UTi management will host an investor conference call today, June 4, 2009, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2010 first quarter. Investment professionals are invited to participate in the live call by dialing 877-570-6091 (domestic) or 702-696-4824 (international) using conference ID 10967051. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through June 11, 2009, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 10967051.
About UTi Worldwide:
     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information
     This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of dispositions and acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods, and to operating expenses adjusted to exclude purchased transportation costs. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.
Safe Harbor Statement:
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its financial goals, the company’s goal of growth in revenue and margin improvement, and the outlook for the future. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the global economic slowdown that is adversely affecting trade volumes and the financial condition of many of the company’s customers; disruptions in the global equity and credit markets which adversely impact the company’s operations and ability to refinance its outstanding indebtedness or otherwise raise capital; planned or unplanned consequences of the company’s business transformation efforts; the demand for the company’s services; the impact of cost reduction measures recently undertaken by the company; the costs and impact of the company’s information technology restructuring plan; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended April 30,
	2009	2008
	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$239,288	$449,155
Ocean freight forwarding	192,066	293,503
Customs brokerage	19,949	28,145
Contract logistics	142,926	164,803
Distribution	98,500	149,379
Other	75,627	99,465

Total revenues	768,356	1,184,450

Purchased transportation costs:
Airfreight forwarding	175,356	361,125
Ocean freight forwarding	152,410	248,665
Customs brokerage	1,118	1,529
Contract logistics	23,391	20,873
Distribution	66,499	105,357
Other	40,075	57,398

Staff costs	175,803	216,692
Depreciation and amortization	9,854	10,189
Amortization of intangible assets	2,637	3,102
Restructuring charges	1,231	6,036
Other operating expenses	102,130	129,814

Total operating expenses	750,504	1,160,780

Operating income	17,852	23,670

Interest expense, net	(3,453)	(4,555)
Other (expense)/income, net	(202)	440

Pretax income	14,197	19,555
Provision for income taxes	4,317	5,421

Income from continuing operations, net of tax	9,880	14,134
Discontinued operations, net of tax	—	205

Net income	9,880	14,339
Net income attributable to noncontrolling interests	(35)	(797)

Net income attributable to UTi Worldwide Inc.	$9,845	$13,542

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.10	$0.13
Discontinued operations	—	—

	$0.10	$0.13

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.10	$0.13
Discontinued operations	—	—

	$0.10	$0.13

Number of weighted-average common shares outstanding used for per share calculations:
Basic shares	99,659,276	99,180,213
Diluted shares	100,841,594	100,617,409

Amounts attributable to UTi Worldwide Inc. common shareholders:
Income from continuing operations, net of tax	$9,845	$13,321
Discontinued operations, net of tax	—	221

Net income	$9,845	$13,542

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30,	January 31,
	2009	2009
	(Unaudited)
Assets

Cash and cash equivalents	$260,969	$256,869
Trade receivables, net	618,959	645,275
Deferred income taxes	20,484	19,192
Other current assets	94,060	79,869

Total current assets	994,472	1,001,205

Property, plant and equipment, net	170,015	163,441
Goodwill and other intangible assets, net	457,949	442,691
Investments	2,848	2,940
Deferred income taxes	20,853	23,831
Other non-current assets	16,183	14,578

Total assets	$1,662,320	$1,648,686

Liabilities & Equity
Bank lines of credit	$66,674	$69,978
Short-term borrowings	6,623	6,899
Current portion of long-term borrowings	66,666	66,666
Current portion of capital lease obligations	15,878	15,878
Trade payables and other accrued liabilities	566,825	593,271
Income taxes payable	13,695	10,425
Deferred income taxes	1,455	2,493

Total current liabilities	737,816	765,610

Long-term borrowings, excluding current portion	116,289	115,747
Capital lease obligations, excluding current portion	20,547	20,754
Deferred income taxes	27,942	27,542
Retirement fund obligations	6,648	6,947
Other non-current liabilities	20,742	19,116

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	453,070	450,553
Retained earnings	348,306	338,461
Accumulated other comprehensive loss	(87,774)	(112,268)

Total UTi Worldwide Inc. shareholders’ equity	713,602	676,746
Noncontrolling interests	18,734	16,224

Total equity	732,336	692,970

Total liabilities and equity	$1,662,320	$1,648,686

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended
	April 30,
	2009	2008
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$9,880	$14,339
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Share-based compensation costs, net	2,471	2,588
Depreciation and amortization	9,854	10,301
Amortization of intangible assets	2,637	3,102
Restructuring charges	1,231	6,036
Deferred income taxes	2,593	(5,247)
Tax (loss)/benefit relating to share-based compensation	(188)	126
Excess tax benefit from share-based compensation	—	(68)
Gain on disposal of property, plant and equipment	(6,635)	(198)
Other	—	104
Net changes in operating assets and liabilities	(7,018)	(53,009)

Net cash provided by/(used in) operating activities	14,825	(21,926)

Investing Activities:
Purchases of property, plant and equipment	(7,083)	(11,742)
Proceeds from disposal of property, plant and equipment	9,056	1,269
(Increase)/decrease in other non-current assets	(1,214)	990
Acquisitions and contingent earn-out payments	(1,178)	(421)
Other	416	(332)

Net cash used in investing activities	(3)	(10,236)

Financing Activities:
(Decrease)/increase in bank lines of credit	(21,510)	18,656
(Decrease)/increase in short-term borrowings	(1,018)	262
Proceeds from issuance of long-term borrowings	1,498	—
Repayment of long-term borrowings	(60)	(6)
Repayment of capital lease obligations	(5,042)	(7,758)
Dividends paid to noncontrolling interests	(202)	(509)
Net proceeds from issuance of ordinary shares	235	1,660
Excess tax benefit from share-based compensation	—	68

Net cash (used in)/provided by financing activities	(26,099)	12,373

Effect of foreign exchange rate changes on cash and cash equivalents	15,377	1,818

Net increase/(decrease) in cash and cash equivalents	4,100	(17,971)
Cash and cash equivalents at beginning of period	256,869	289,141

Cash and cash equivalents at end of period	$260,969	$271,170

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$493,590	$274,766	$—	$768,356

Purchased transportation costs	359,364	99,485	—	458,849
Staff costs	80,905	91,378	3,520	175,803
Depreciation and amortization	3,627	6,128	99	9,854
Amortization of intangible assets	826	1,811	—	2,637
Restructuring charges	—	—	1,231	1,231
Other operating expenses	37,865	65,491	(1,226)	102,130

Total operating expenses	482,587	264,293	3,624	750,504

Operating income/(loss)	$11,003	$10,473	$(3,624)	17,852

Interest expense, net				(3,453)
Other expense, net				(202)

Pretax income				14,197
Provision for income taxes				4,317

Net income				9,880
Net income attributable to noncontrolling interests				(35)

Net income attributable to UTi Worldwide Inc.				$9,845

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2008
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total
Revenues	$826,193	$358,257	$—	$1,184,450

Purchased transportation costs	650,524	144,423	—	794,947
Staff costs	99,171	115,110	2,411	216,692
Depreciation and amortization	3,812	6,294	83	10,189
Amortization of intangible assets	845	2,257	—	3,102
Restructuring charges	2,382	3,654	—	6,036
Other operating expenses	41,578	83,278	4,958	129,814

Total operating expenses	798,312	355,016	7,452	1,160,780

Operating income/(loss)	$27,881	$3,241	$(7,452)	23,670

Interest expense, net				(4,555)
Other income, net				440

Pretax income				19,555
Provision for income taxes				5,421

Income from continuing operations, net of tax				14,134
Discontinued operations, net of tax				205

Net income				14,339
Net income attributable to noncontrolling interests				(797)

Net income attributable to UTi Worldwide Inc.				$13,542

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended April 30, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges
EMENA	$183,832	$53,556	$50,786	$36,887	$(1,329)	$—
Americas	106,088	151,945	34,065	85,390	3,127	—
Asia Pacific	145,515	7,309	33,314	5,172	8,045	—
Africa	58,155	61,956	16,061	47,832	11,633	—
Corporate	—	—	—	—	(3,624)	1,231

Total	$493,590	$274,766	$134,226	$175,281	$17,852	$1,231

	Three months ended April 30, 2008
		Contract		Contract
		Logistics	Freight	Logistics
	Freight	and	Forwarding	and Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges
EMENA	$282,233	$67,881	$69,626	$40,389	$5,524	$1,572
Americas	159,790	209,247	41,522	115,422	5,886	3,737
Asia Pacific	288,748	7,652	41,661	5,134	10,283	240
Africa	95,422	73,477	22,860	52,889	9,429	487
Corporate	—	—	—	—	(7,452)	—

Total	$826,193	$358,257	$175,669	$213,834	$23,670	$6,036

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues
Three months ended April 30, 2008	$1,184,450		$389,503
Add: Acquisitions impact (1)	7,234		4,378
Less: Dispositions impact (2)	(14,797)		(14,425)
Less: Currency impact (3)	(103,728)		(44,658)
Organic growth	(304,803)	(26)%	(25,291)	(6)%

Three months ended April 30, 2009	$768,356		$309,507

(1)	Relates to revenues in the current period for businesses acquired from May 2008.

(2)	Relates to revenues in the corresponding prior period for businesses exited through the Company’s previously announced cost reduction plans.

(3)	Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars.